UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2022

KORE Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	(001-40856)	86-3078783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3700 Mansell Road, Suite 300

Alpharetta, GA 30022

877-710-5673

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	KORE	The New York Stock Exchange
Warrants to purchase common stock	KORE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement

On February 16, 2022, KORE Group Holdings, Inc. (the “Company” or “KORE”) and its wholly owned subsidiaries BMP Simon Holdings, LLC, BMP Merger Sub I, Inc. and BMP Merger Sub II, Inc. (collectively with the Company, the “KORE Parties”) entered into an agreement (the “Business Combination Agreement”) to acquire Business Mobility Partners, Inc. (“BMP”) and SIMON IoT LLC (“SIMON IoT”). BMP delivers Internet of Things (IoT) enablement services to contract research organizations (CROs) and remote patient monitoring (RPM) customers. SIMON IoT is a leading provider of IoT connectivity services.

Under the terms of the Business Combination Agreement, the aggregate consideration paid at closing by the KORE Parties was $68 million, consisting of $44.8 million in cash and 4,212,246 shares of KORE common stock having a value of $23.2 million (based upon the volume-weighted average purchase price of KORE common stock for the ten (10) consecutive trading days prior to closing). A portion of the cash purchase price paid at closing is being held in escrow to secure potential indemnification claims. The Business Combination Agreement contains customary piggyback rights with respect to the KORE common stock consideration, subject to certain terms and conditions set forth therein.

The foregoing description of the Business Combination Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Business Combination Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 3.02 – Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this current report is incorporated in this Item 3.02 by reference. All of the shares of KORE common stock issued pursuant to the Business Combination Agreement were offered and sold by KORE pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof and the provisions of Regulation D, promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2022, Chan W. Galbato resigned from the Board of Directors of the Company (the “Board”) and all committees of the Board. Mr. Galbato did not decide to resign as a result of any disagreement with the Company on any matter relating to the operations, internal controls, policies or practices of the Company.

Upon Mr. Galbato’s resignation and pursuant to that certain Investor Rights Agreement, dated as of September 30, 2021 (the “Investor Rights Agreement”), by and among the Company, Cerberus Telecom Acquisition Holdings, LLC (the “Sponsor”), the ABRY Entities (as defined therein), and certain other parties thereto, the Board appointed Mark Neporent to serve as a Director of the Company, to serve until the Annual Meeting of Stockholders of the Company in 2023, effective February 16, 2023.

Mr. Neporent has been Chief Operating Officer of Cerberus Capital Management, L.P. since 1998, where he has also served as Senior Legal Counsel since January 2019. He was previously General Counsel of Cerberus Capital Management, L.P. from 1998 until January 2019. Mr. Neporent is a former director of MCI WorldCom, SuperValu Inc. SSA Global Technologies, AMC Corporation, Ally Financial (formerly GMAC), and Chrysler Holdings (parent of Chrysler Financial Corp.), among others.

In addition, pursuant to the Investor Rights Agreement, effective February 16, 2022, the Board appointed each of (i) H. Paulett Eberhart to serve as a Director of the Company until the Annual Meeting of Stockholders of the Company in 2023 and (ii) James Geisler to serve as a Director of the Company until the Annual Meeting of Stockholders of the Company in 2022.

H. Paulett Eberhart, is Chairman and Chief Executive Officer of HMS Ventures, a privately-held business involved with technology services and the acquisition and management of real estate, since 2014. Previously, she was President and Chief Executive Officer of CDI Corp., a provider of engineering and information technology outsourcing and professional staffing services, from 2011 through 2014; Chairman and Chief Executive Officers of HMS Ventures from 2009 to 2011; and President and Chief Executive Officer from Invensys Process Systems, Inc., a process automation company, from 2007 to 2009. Ms. Eberhart is also a director of Vine Energy Inc., LPL Financial Holdings Inc., Valero Energy Corporation and Fluor Corporation. She is a former director of Anadarko Petroleum Corporation, serving as head director, and Cameron International Corporation.

Ms. Eberhart’s son is employed by a subsidiary of the Company as Senior Analyst, M&A, and he receives a salary of $120,000 per year, and in December 2021 received a signing bonus of $20,000.

James Geisler has been an independent consultant since May 2021. From 2014 through May 2021, Mr. Geisler was a Senior Operating Partner of Cerberus Operations & Advisory Company, where he led due diligence matters and operational initiatives. Mr. Geisler is on the board of directors of SubCom, LLC, Navistar Defense, LLC and National Dentex Labs. Mr. Geisler has previously been a member of the board of directors of DynCorp International, Remington Arms, PaxVax, Keane Group and Your Community Bank.

Item 7.01 – Regulation FD Disclosure

On February 17, 2022, the Company issued a press release announcing the acquisition of BMP and SIMON IoT. The full text of the press release, dated February 17, 2022, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in this Item 7.01 and in Exhibit 99.1 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Business Combination Agreement

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE Group Holdings, Inc.

Date: February 23, 2022	By:	/s/ Jack W. Kennedy Jr.
	Name:	Jack W. Kennedy Jr.
	Title:	Executive Vice President, Chief Legal Officer and Secretary